UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2023

D-Wave Quantum Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41468	88-1068854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3033 Beta Avenue
Burnaby, British Columbia
Canada
V5G 4M9
(Address of principal executive offices)

(604) 630-1428
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	New York Stock Exchange
Warrants, each whole warrant exercisable for 1.4541326 shares of common stock at an exercise price of $11.50	QBTS.WT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note

On April 17, 2023, D-Wave Quantum Inc. (the "Company") filed a Current Report on Form 8-K (the "Original 8-K") with the Securities and Exchange Commission (the "SEC") announcing that the Company's Audit Committee concluded that the consolidated financial statements as of and for the three and nine month periods ended September 30, 2022 should no longer be relied upon due to several errors and approved the filing of an amendment (the "Amended 10-Q") of the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 filed with the SEC on November 10, 2022. After filing the Original 8-K and in preparation of the Amended 10-Q, the Company discovered an additional error in the consolidated financial statements as of and for the three and nine month periods ended September 30, 2022 (the "Additional Error"). This Amendment No. 1 to the Original 8-K (the "Amendment") is being filed to disclose the Additional Error. This Amendment does not update any other information in the Original 8-K. However, for convenience of the reader, this Amendment sets forth the Original 8-K in its entirety, as amended to reflect the Additional Error.

Item 2.02	Results of Operations and Financial Condition.

The information set forth under Item 4.02 is incorporated into this Item 2.02 by reference.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 10, 2022, D-Wave Quantum Inc. (the “Company” or “D-Wave”) filed its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 (the “Q3 Form 10-Q”) with the U.S. Securities and Exchange Commission (the “SEC”). On April 13, 2023, the Audit Committee of the Board of Directors of the Company concluded that the consolidated financial statements as of and for the three and nine month periods ended September 30, 2022 should no longer be relied upon due to several errors (as described below) and approved the filing of an amendment of the Q3 Form 10-Q, including the restated financial statements therein (the “Amended 10-Q”). The Company intends to file such Amended 10-Q with the SEC on April 17, 2023. The Audit Committee has discussed this approach and the matters disclosed in this Form 8-K with its auditors and the Company.

Error in Accounting for Lincoln Park Purchase Agreement

The Company and D-Wave Systems Inc. (“D-Wave Systems”) entered into a Purchase Agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”), on June 16, 2022 which provides D-Wave the sole right, but not the obligation, to direct Lincoln Park to buy specified dollar amounts up to $150.0 million of Common Shares through June 15, 2025.

After the filing of the Q3 Form 10-Q, the Company determined that the Purchase Agreement did not meet all of the criteria to be considered indexed to the Company’s own stock and therefore it should have been considered a financial instrument recorded at fair value, with changes in fair value recorded in the statement of operations. As the Purchase Agreement should have been considered a derivative, any issuance costs required to obtain the ability to issue shares under the Purchase Agreement, including the Commitment Shares (as defined below), should have been expensed. In the Q3 Form 10-Q, the Company initially determined that the Purchase Agreement met all of the criteria to be considered indexed to the Company’s own stock and that it met all of the additional criteria for equity classification. Therefore, the Common Shares issued to Lincoln Park on August 5, 2022 and August 25, 2022 (the "Commitment Shares"), which represent issuance costs of obtaining the Purchase Agreement, were not required to be expensed and were recorded within prepaid expenses and other current assets in the condensed consolidated balance sheet as of September 30, 2022.

Error in Accounting for Scientific Research and Experimental Development (“SR&ED") Receivable

After the filing of the Q3 Form 10-Q, it was determined that the ability to receive Scientific Research and Experimental Development investment tax credits (“SR&ED”) credits ended on February 7, 2022 when the Transaction Agreement between DPCM Capital, Inc., D-Wave Systems Inc., and certain other affiliated entities related to a series of transaction (the “Merger”) was signed. The Company initially determined that it was eligible to receive SR&ED credits until the closing date of the Merger on August 5, 2022.

Error in Accounting for Deferred Revenue

After the filing of the Q3 Form 10-Q, the Company identified errors in how the Company recognized deferred revenue for services when the services had not been rendered yet and no cash had been received.

Error in Accounting for Stock-Based Compensation

After the filing of the Q3 Form 10-Q, the Company identified errors in accounting for its stock-based compensation related to how the Company accounted for forfeitures, certain inputs used to calculate the fair value of the Company's August 18, 2022 stock option awards, and the Company’s allocation of its stock-based compensation expense within the appropriate line items (Cost of revenue, Research and development, General and administrative, and Sales and marketing) in its condensed consolidated statements of operations and comprehensive loss. After a thorough review of the expense calculation schedule, the Company determined that it was not appropriately following its accounting policy of estimating a forfeiture rate, and so the Company corrected its calculation schedule according to the accounting policy.

After the filing of the Q3 Form 10-Q, the Company also identified an error in its calculation of stock-based compensation that resulted from the use of incorrect inputs to its Black-Scholes calculation, the method used to determine the fair value of its options. The Company incorrectly used a value of $5.72 price per share, which was based on a linear interpolation calculation used prior to the Company’s stock being traded on a public exchange. Instead, the Company should have used a $10.07 per share price, which was the closing price of its common stock on the New York Stock Exchange, on August 18, 2022, the grant date. In addition to the share price issue, the Company also used a volatility rate that did not appropriately weigh the volatilities of its peer companies.

Also, after the filing of the Q3 Form 10-Q, the Company determined that its stock-based compensation expense should be allocated to cost of revenue.

Error in Accounting for SIF Interest

After the filing of the Q3 Form 10-Q, the Company identified certain errors in the calculation model for the repayment of the loan with Strategic Innovation Fund (the "SIF Loan"). Within the calculation model, the Company was incorrectly showing repayment of the SIF Loan one year following the period in which their revenue benchmark was met, rather than two years per the SIF Loan.

Error in Accounting for Prepaid Expenses

After the filing of the Q3 Form 10-Q, the Company identified certain errors in accounting for prepaid expenses where amounts were included in prepaid expenses for invoices that had not been paid for as of the balance sheet date, resulting in a balance sheet error of an overstatement in both prepaid expenses and accounts payable accounts.

Error in Accounting for Transaction Costs

After the filing of the Q3 Form 10-Q, the Company identified errors in the accounting for certain invoices related to transaction costs associated with the Merger. These invoices had been incorrectly booked in both D-Wave Systems' and DPCM's underlying accounting records causing the amounts to be double booked in the consolidated financial statements within trade accounts payable and additional paid in capital. The resulting impact was an overstatement of trade accounts payable of $0.3 million and an understatement of additional paid in capital of $0.3 million as of September 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D-Wave Quantum Inc.

Dated: April 19, 2022	By:	/s/ Alan Baratz
Alan Baratz
Chief Executive Officer